EXHIBIT 3.1

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of:
/s/ ROSS MILLER
Ross Miller
Secretary of State
State of Nevada

Document Number: 20100104566-65
Filing Date and Time: 02/19/2010 10:15 AM
Entity Number: E0073282010-5

ARTICLES OF INCORPORATION
(PURSUANT TO NRS CHAPTER 78)

Use Black Ink Only - Do Not Highlight	Above Space Is For Office Use Only
1. Name of Corporation:	REVIVAL RESOURCES, INC.
2. Registered Agent for Service of Process: (check only one box)
 [X] Commercial Registered Agent: STATE AGENT AND TRANSFER SYNDICATE, INC.
 [   ] Noncommercial Registered Agent (name and address below) OR
 [   ] Office or Position with Entity (name and address below)

 Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

 Street Address____________________________________   City___________________________ Nevada Zip  Code_____
 Mailing Address (if different from street address)__________   City___________________________ Nevada Zip  Code_____

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 75,000,000 Par value per share: $.001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Name: CAROLINE SWART 2) Street Address: 112 NORTH CURRY STREET, CARSON CITY, NV 89703
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be:
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Name: STATE AGENT AND TRANSFER SYNDICATE, INC. Address: 112 NORTH CURRY STREET, CARSON CITY, NV 89703 Incorporator Signature: /s/ TRISTIN ALISLID
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity: /s/ TRISTIN ALISLID Date: 2/19/2010

This form must be accompanied by appropriate fees.
Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09

NUMBER OF PAGES ATTACHED - 1

Addendum to the

ARTICLES OF INCORPORATION

OF

REVIVAL RESOURCES, INC.

PARAGRAPH THREE
SHARES

The amount of the total authorized capital of this corporation is $75,000 as 75,000,000 shares each with a par value of one mill ($.001). Such shares are non-assessable.

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

PARAGRAPH EIGHT
ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of NRS 78.300.

PARAGRAPH NINE
AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.